UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2006
QLOGIC CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23298	33-0537669
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26650 Aliso Viejo Parkway Aliso Viejo, California (Address of Principal Executive Offices)	92656 (Zip Code)
(949) 389-6000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 10, 2006, QLogic Corporation, a Delaware corporation (the “Company”), entered into change in control severance agreements with H.K. Desai, the Company’s Chairman of the Board, Chief Executive Officer and President, and Anthony J. Massetti, the Company’s Senior Vice President and Chief Financial Officer, to provide severance benefits to these executives should their employment terminate in certain circumstances in connection with a change in control of the Company. The Change in Control Severance Agreement between the Company and Mr. Desai is attached hereto as Exhibit 10.1 (the “Desai Agreement”), and the Change in Control Severance Agreement between the Company and Mr. Massetti is attached hereto as Exhibit 10.2 (the “Massetti Agreement”). Each of the attached agreements is incorporated herein by reference.
     Under the Desai Agreement, in the event that the Company terminates Mr. Desai’s employment without cause or in the event that Mr. Desai terminates his employment for good reason, in either case within 6 months before or 24 months after a change in control of the Company, Mr. Desai would be entitled to receive a cash lump sum payment equal to (i) the sum of Mr. Desai’s annual base salary and the greater of Mr. Desai’s maximum annual bonus for the year in which the termination occurs or the highest annual bonus paid to Mr. Desai for any one of the three preceding fiscal years, multiplied by (ii) 2.0. (For these purposes, the terms “cause,” “good reason” and “change in control” are each defined in the Desai Agreement.) In addition, the Company will pay or reimburse Mr. Desai for the cost of the premiums charged to continue his medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act for a period of up to two years following the termination. In addition, should Mr. Desai’s benefits be subject to the excise tax imposed under Section 280G of the U.S. Internal Revenue Code of 1986 (“Section 280G”), the Company will make an additional payment to Mr. Desai so that the net amount of such payment (after taxes) received by Mr. Desai is sufficient to pay the excise tax due (a “gross-up payment”). Mr. Desai’s right to benefits under the Desai Agreement is subject to his executing a release of claims in favor of the Company upon the termination of his employment. The Desai Agreement supercedes the prior Change in Control Agreement, dated August 4, 1995, by and between Mr. Desai and the Company.
     The terms of the Massetti Agreement are substantially identical to those of the Desai Agreement as described above, except that the multiplier used to calculate the cash severance benefit Mr. Massetti would be entitled to receive is 1.5 (as opposed to 2.0), and in the event that Mr. Massetti’s benefits would be subject to the excise tax imposed under Section 280G, Mr. Massetti would not be entitled to receive a gross-up payment.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Change in Control Severance Agreement between QLogic Corporation and H.K. Desai.

10.2	Change in Control Severance Agreement between QLogic Corporation and Anthony J. Massetti.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QLogic Corporation
(Registrant)

By:
Date: November 13, 2006		/s/ Michael L. Hawkins Michael L. Hawkins
Vice President and General Counsel

3

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Change in Control Severance Agreement between QLogic Corporation and H.K. Desai.

10.2	Change in Control Severance Agreement between QLogic Corporation and Anthony J. Massetti.

4